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                                                                       Exhibit 5


                                                                October 11, 1994

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, New Jersey 08933

          Re:  Registration Statement on Form S-3
               Debt Securities and Warrants

Gent1emen:

I am Associate General Counsel of Johnson & Johnson (the "Company") and a member of the Bar in the States of New Jersey and New York. I have acted as counsel for the Company in connection with the registration under the Securities Act of 1933 of its Debt Securities and Warrants to be issued from time to time after the registration statement to which this opinion is an exhibit (the "Registration Statement") becomes effective. The terms used herein have the meanings assigned to them in the Registration Statement.

I have reviewed the Company's Restated Certificate of Incorporation and By-Laws and such other corporate records of the Company and documents and certificates of public officials and others as I have deemed neceseary as the basis for the opinion hereafter expressed. Based on the foregoing and having regard for such legal considerations as I deem relevant, I am of the following opinion.

1. The Company is a corporation duly organized and existing under the laws of the State of New Jersey.

2. The Company has full power and authority under the laws of the State of New Jersey and under its restated certificate of incorporation (a) to incur the obligations of the Debt Securities and the Warrants in accordance with and subject to the respective terms of the Indenture and Warrant Agreements pursuant to which such securities will be issued and (b) to execute and deliver the Indenture and Warrant Agreements.


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3.   When the Debt Securities and the Warrants have been duly authorized and executed by the Company and authenticated as provided in the Indenture and Warrant Agreements and when duly paid for and delivered in accordance with the procedures described in the Registration Statement and in a Prospectus Supplement relating to the sale of such securities, the Debt Securities and the Warrants will be binding obligations of the Company in accordance with and subject to the terms thereof and of the Indenture and Warrant Agreements.

I hereby consent to the use of my name under the caption "Legal Opinions" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,
                                        /s/
                                        Joseph S. Orban
                                        Associate General counsel